SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (date of earliest event reported):
January 16, 2002

LML PAYMENT SYSTEMS INC.
(Exact name of Registrant as specified in charter)

Yukon Territory (State or other jurisdiction of incorporation or organization)	0-13959 (Commission File No.)	###-##-#### (I.R.S. Employer Identification No.)

1680-1140 West Pender Street
Vancouver, B.C. V6E 4G1
(Address of principal executive offices)
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(604) 689-4440
(Registrant's telephone number, including area code)
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N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On January 16, January 31, February 19, March 13 and April 2, 2002 the Registrant issued news releases, copies of which are being filed as exhibits to this report.

Item 7. Financial Statements and Exhibits.

    Exhibits.

Exhibit 20.1 News release dated January 16, 2002 reporting LML Patent Corp., a subsidiary of the Registrant, received a notice of allowance from the United States Patent and Trademark Office regarding United States Patent Application Serial No. 09/851,609.

Exhibit 20.2 News release dated January 31, 2002 reporting JCPenney, a client of LML Payment Systems Corp., a subsidiary of the Registrant, had migrated an additional 267 stores to LML's electronic check re-presentment and recovery program, increasing total participation to 1,027 stores.

Exhibit 20.3 News release dated February 19, 2002 reporting LML Payment Systems Corp., a subsidiary of the Registrant, has commenced the roll-out of its new check authorization system to approximately 5,000 newly activated NCR integrated cash registers located in approximately 2,400 7-Eleven stores.

Exhibit 20.4 News release dated March 13, 2002 reporting LML Patent Corp., a subsidiary of the Registrant, received notice of the issuance of Patent No. 6,354,491 from the United States Patent and Trademark Office.

Exhibit 20.5 News release dated April 2, 2002 reporting that the registrant had engaged Ernst & Young LLP Chartered Accountants and that the registrant had agreed to extend the expiry date of certain warrants from March 31, 2002 to March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

By: /s/ Carolyn Mosher
Carolyn Mosher
Corporate Secretary
Date: April 2, 2002